Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Earl W. Abbott, Chief Executive Officer, President, Secretary, Treasurer, and Principal Executive Officer and George Drazenovic, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Tornado Gold International Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Tornado Gold International Corporation for the period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tornado Gold International Corporation.

Dated: April 17, 2007

/s/ Earl W. Abbott
Earl W. Abbott, Chief Executive Officer, President,
Secretary and Treasurer
(Principal Executive Officer)

/s/ George Drazenovic
George Drazenovic
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tornado Gold International Corporation and will be retained by Tornado Gold International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.